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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Experts" in the Amendment No. 1 to Registration Statement (Form S-3 No. 333-92937) and related Prospectus of Photon Dynamics, Inc. for the registration of 2,300,000 shares of its common stock and to the use of our report dated October 18, 1999 (except for the second paragraph under "Principles of Consolidation and Basis of Presentation" in Note 1 and except for Note 2, as to which the date is November 30, 1999) with respect to the supplemental consolidated financial statements of Photon Dynamics, Inc. included therein and to the incorporation by reference therein of our report dated October 18, 1999, with respect to the consolidated financial statements of Photon Dynamics, Inc. included in its Annual Report on Form 10-KSB for the year ended September 30, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

San Jose, California
January 27, 2000